Exhibit 99.1

Aksys Provides Update on NASDAQ Listing Status

LINCOLNSHIRE, Ill., Dec. 1 /PRNewswire-FirstCall/ — Aksys, Ltd. (Nasdaq: AKSY - News) announced today that it was unable to comply with the requirements set forth in the NASDAQ listing qualifications panel decision dated November 2, 2006 and therefore expects that its shares will be delisted from The NASDAQ Capital Market.

Aksys has been and continues to pursue several financing alternatives, but has not yet completed its financing. Howard J. Lewin, President and CEO of Aksys, commented: “We are encouraged by the continuing interest in our company. Unfortunately we were not able to complete our financing within the short time period required to maintain our listing on The NASDAQ Capital Market. We remain dedicated to completing a financing that best meets our long term objectives.”

The NASDAQ panel’s November 2, 2006 decision provided Aksys until November 30, 2006 to complete an equity financing and/or the conversion of outstanding preferred stock and debt securities held by Durus Life Sciences Master Fund Ltd. into common stock such that Aksys was able to demonstrate a market value of listed securities of $35 million or greater by November 30, 2006 and sustain such market value for a minimum of ten consecutive trading days thereafter.

Based upon the Company’s current stock price, the previously contemplated conversion of Durus debt and preferred stock would have been insufficient to satisfy and maintain the $35 million market capitalization requirement. Durus has informed the Company that in light of the Company’s stock price, Durus will not convert its preferred stock and debt into common stock at this time.

Following any delisting of Aksys’ common stock, its securities are expected to be immediately quoted on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. Aksys also expects that its common stock would, in the future, be quoted on the Over-the-Counter Bulletin Board (OTCBB) maintained by the NASD following the filing of an appropriate application by a market maker with the NASD. Aksys intends to work with one or more market makers to have an application for quotation of its common stock filed with the NASD as soon as possible. Aksys anticipates disclosing further trading venue information for its common stock once such information becomes available.

About OTC Bulletin Board

The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com .

About Pink Sheets LLC

Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the Over-the-Counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com .

About Aksys

Aksys, Ltd. designs, develops, and markets innovative hemodialysis products and services for patients suffering from kidney failure. The Company’s next-generation system, known as the G2 system, is being designed to leverage the safety record, ease-of-use, and clinical benefits provided by the original PHD System, while significantly improving reliability and lowering costs. Patients with ESRD who dialyze at home benefit from improved quality of life, reduced mortality, and morbidity while reducing the associated high cost of in-hospital or in-clinic patient care. Further information is available on Aksys’ website: http://www.aksys.com .

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These forward-looking statements reflect our views as of the date they were made with respect to future events and financial performance but are subject to many uncertainties and factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such statements include statements relating to our efforts to procure financing, the possible conversion by Durus of debt and preferred stock into our common stock, the anticipated delisting of our shares from The NASDAQ Capital Market and the anticipated quotation of our shares on the Pink Sheets or the OTC Bulletin Board. Any of these risks could make it difficult for us to produce the G2 system on satisfactory commercial terms, if at all, and could affect adversely the price of our common stock and our business, financial condition and results of operations. We believe factors that could cause such a difference include, but are not limited to, the following: (i) our ability to obtain sufficient capital on acceptable terms to run our business; (ii) risks and uncertainties relating to our ability to satisfy the continued listing requirements of the Over-the-Counter Bulletin Board; (iii) risks relating to our ability to comply with regulatory clearances and approvals required to manufacture, market, and sell the current PHD system and the G2 system, and the potential adverse impact on our company of failing to maintain or obtain any such clearances and approvals; (iv) uncertainty about the acceptance of the G2 system by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (v) risks related to the failure to meet additional development and manufacturing milestones for the G2 system on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (vi) potential errors, design flaws or other problems with the G2 system; (vii) risks related to our ability to protect our intellectual property rights, operate without infringing the proprietary rights of others and develop additional patentable technology; and (viii) other factors detailed in our filings with the SEC, including our recent filings on Forms 10-K, 10-Q, and 8-K. We do not undertake to publicly update or revise our forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.